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DOLLAR GENERAL TO PRESENT AT THREE INVESTOR CONFERENCES IN JUNE

GOODLETTSVILLE, Tenn. – June 12, 2003 – Dollar General Corporation (NYSE: DG) will present to the investment community at three upcoming conferences in June. Webcasts of each presentation can be accessed live on Dollar General’s Web site at www.dollargeneral.com by clicking on the home page spotlight item. The replay of each conference will be available for one week after the original presentation. The following is a list of the conferences and the dates and times of Dollar General’s presentations:

Conference	Date	Time
Credit Suisse First Boston’s Fourth Annual Retail, Apparel, Supermarket/Drugstore, Restaurant and REIT Conference	Tuesday, June 17	2:00 p.m. EDT
Wachovia Securities’ Nantucket Equity Conference	Tuesday, June 24	2:00 p.m. EDT
William Blair & Company’s 23rd Annual Growth Stock Conference	Wednesday, June 25	3:20 p.m. EDT

Dollar General is a Fortune 500® discount retailer with 6,379 neighborhood stores in 27 states as of May 30, 2003.  Dollar General stores offer convenience and value to customers, by offering consumable basics, items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as an appealing selection of basic apparel, housewares and seasonal items at everyday low prices.  The typical Dollar General store has 6,700 square feet of selling space and is located within five miles of its target customers.

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